                                                                      EXHIBIT 99

Contacts: Nancy Christal/Fred McGrail                   Gilbert Gerhard
          CVS Corporation                               Arbor Drugs, Inc.
          (914) 722-4704/(401) 765-1500 x4630           (248) 643-9420

          Jim Fingeroth/Wendi Kopsick                   Fred Marx
          Kekst and Company                             Marx Layne
          (212) 521-4800                                (248) 770-0699


                                                           FOR IMMEDIATE RELEASE

Woonsocket, RI and Troy, MI, March 4, 1998 -- CVS Corporation (NYSE: CVS) and Arbor Drugs, Inc. (NASDAQ: ARBR) today announced that a stockholder lawsuit has been commenced against CVS, Arbor and the directors of Arbor.

As previously announced on February 9, 1998, CVS and Arbor have entered into a definitive merger agreement providing for CVS to acquire Arbor in a stock-for-stock merger.

The lawsuit, which purports to be a class action on behalf of Arbor stockholders, alleges that the consideration to be paid to Arbor stockholders in the merger is inadequate and unfair and that the directors of Arbor have breached their fiduciary duties in approving the transaction. The action seeks preliminary and permanent injunctive relief, as well as damages.

CVS and Arbor believe the lawsuit to be without merit and intend to defend it vigorously.